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                                                                   Exhibit 23.03

                      CONSENT OF INDEPENDENT ACCOUNTANTS


         The Board of Directors
         Riviera Electric Construction Co.


We consent to the use in the registration statement of Building One Services Corporation on Form S-4 of our report dated February 18, 1998, with respect to the balance sheets of Riviera Electric Construction Co. as of December 31, 1997 and 1996, and related statements of income, stockholders' equity and cash flows for the three years in the period ended December 31, 1997.



                                                 /s/ Baird, Kurtz & Dobson
                                                 ------------------------------




Denver, Colorado
June 24, 1999